                                                                    EXHIBIT 10.8

Eileen Gittins
89 Midland Drive
Mill Valley, California 94941

Dear Eileen:

This letter sets forth the substance of the separation agreement (the "Agreement") which PERSONIFY, INC. (the "Company") is offering to you to aid in your employment transition.

1. Separation. Your resignation from the Company has been accepted effective as of, and your last day of work with the Company shall be January 7, 2000 (the "Separation Date").

2. Accrued Salary and Paid Time Off. On the Separation Date, the Company will pay you all accrued salary, and all accrued and unused vacation earned through the Separation Date, subject to standard payroll deductions and withholdings. You are entitled to these payments regardless of whether or not you sign this Agreement.

3. Additional Consideration. As consideration for your execution of the Employee Agreement and Release form attached as Exhibit A and your agreement to the provisions of this Agreement, the Company agrees as follows:

    (a) Severance Benefits. Although the Company has no policy or procedure for providing severance benefits, the Company will make severance payments to you in the form of six months base salary ($14, 583.33 per month) payable according to the Company's standard payroll schedule. In addition, in the event that you are unable to gain employment at a position with a compensation rate equal to or greater than the compensation rate at which you were currently earning with the Company, the Company will make additional severance payments to for up to an additional six months in an amount equal to the difference between your current base salary and the base salary of any new position, if any. These payments will be made in accordance with the Company's standard payroll schedule and also be subject to standard payroll deductions and withholdings.

    (b) Additional Stock Option Vesting. You have been granted two options to purchase common stock of the Company. The first option, granted December 4, 1997, entitled you to purchase up to 248,920 shares at $0.05 per share (the "1997 Option"). 171,133 shares under the 1997 Option are vested as of the Separation Date. The second option grant, effective July 1, 1998, entitled you to purchase up to 390,400 shares at $0.125 per share (the "1998 Option"). 195,200 shares under the 1998 Option are vested as of the Separation Date. In addition to shares of Common Stock vested as described above, the Company has agreed to accelerate the vesting of 15,558 additional option shares under the 1997 Option and 97,600 additional option shares under the 1998 Option. Other than the accelerated vesting, all other terms and conditions of such options remain unchanged. As a result of such vesting acceleration, you will be vested in 75% of the shares under each of the 1997 Option and the 1998 Option.

4. Future Employment. In exchange for the payments and other consideration under this Agreement to which you would not otherwise be entitled, you agree that, for a reasonable period following the Separation Date, you will remain reasonably available to the Company for the purposes of consultation and providing advice with regards to the Company's affairs, at an hourly consulting fee to be determined later.

5. Other Compensation or Benefits. You acknowledge that, except as expressly provided in this Agreement, you will not receive any additional compensation, vesting, severance or benefits after the Separation Date.

6. Expense Reimbursement. You agree that, within ten (10) days of the Separation Date, you will submit your final documented expense reimbursement statement reflecting all business expenses you incurred through the Separation Date, if any, for which you seek reimbursement. The Company will reimburse you for these expenses pursuant to its regular business practice.

7. Return of Company Property. By the Separation Date, you agree to return to the Company all Company documents (and all copies thereof) and other Company property which you have had in your possession at any time, including, but not limited to, Company files, notes, drawings, records, business plans and forecasts, financial information, specifications, computer-recorded information, tangible property (including, but not limited to, computers), credit cards, entry cards, identification badges and keys; and, any materials of any kind which contain or embody any proprietary or confidential information of the Company (and all reproductions thereof).

8. Proprietary Information Obligations. You acknowledge your continuing obligations under your Proprietary Information and Inventions Agreement not to use or disclose any confidential or proprietary information of the Company without prior written authorization from a duly authorized representative of the Company. A copy of your Proprietary Information and Inventions Agreement is attached hereto as Exhibit B.

9. Confidentiality. The provisions of this Agreement shall be held in strictest confidence by you and the Company and shall not be publicized or disclosed in any manner whatsoever; provided, however, that: (a) you may disclose this Agreement to your immediate family; (b) the parties may disclose this Agreement in confidence to their respective attorneys, accountants, auditors, tax preparers, and financial advisors; (c) the Company may disclose this Agreement as necessary to fulfill standard or legally required corporate reporting or disclosure requirements; and (d) the parties may disclose this

     Agreement insofar as such disclosure may be necessary to enforce its terms or as otherwise required by law.

10. Nondisparagement. Both you and the Company agree not to disparage the other party, and the other party's officers, directors, employees, shareholders and agents, in any manner likely to be harmful to them or their business, business reputation or personal reputation; provided that both you and the Company shall respond accurately and fully to any question, inquiry or request for information when required by legal process.

11. Non-Solicitation of Company Employees. In exchange for the payments and other consideration under this Agreement to which you would not otherwise be entitled, you agree that for a period of two (2) years following the Separation Date, you shall not, either directly or through others, solicit or attempt to solicit any employee, independent contractor or consultant of the Company to terminate his or her relationship with the Company in order to become an employee, consultant or independent contractor to or for any other person or entity. Further, you agree that during this period, you shall not, either directly or through others, hire any employee, independent contractor or consultant of the Company as an employee, independent contractor or consultant of any organization for which you are associated as an employee, independent contractor or consultant.

12. No Competition with Company Business. In exchange for the payments and other consideration under this Agreement to which you would not otherwise be entitled, you agree that for a period of two (2) years following the Separation Date, you shall not either directly or indirectly participate in any business, or provide any service (as an employee, consultant or otherwise) or support (including financial or investment) to a business, if such business, participation, service, or support is competitive or diminishing in any material respect to the Company's Business as defined below. For the purpose of this Agreement the "Company's Business" shall mean enabling software and services for web/enterprise data mining, web/enterprise data warehousing, marketing analytics, campaign automation, and web personalization.

13. Release. In exchange for the payments, loan and other consideration under this Agreement to which you would not otherwise be entitled, you agree to execute the Employee Agreement and Release attached hereto as Exhibit A.

14. Loan. To assist you in your transition, the Company will offer you a loan in the amount of $46,000. Such loan will bear interest at a rate of
     6.2 percent or the minimum applicable federal rate and be in the form attached hereto as Exhibit C.

15. Miscellaneous. This Agreement, including Exhibits A, B, and C constitutes the complete, final and exclusive embodiment of the entire agreement between you and the Company with regard to this subject matter. It is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein, and it supersedes any other such promises, warranties or representations. This Agreement may not be modified or amended except in a writing signed by both you and a duly authorized officer of the Company. This Agreement shall bind the heirs, personal representatives, successors and assigns of both you and the Company, and inure to the benefit of both you and the Company, their heirs, successors and assigns. If any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, this determination will not affect any other provision of this Agreement and the provision in question shall be modified by the court so as to be rendered enforceable. This Agreement shall be deemed to have been entered into and shall be construed and enforced in accordance with the laws of the State of California as applied to contracts made and to be performed entirely within California.

If this Agreement is acceptable to you, please sign below and on the attached Employee Agreement and Release, which is part of this Agreement, and return the originals of both to me.

I wish you luck in your future endeavors.

Sincerely,

PERSONIFY INCORPORATED

By: /s/ STEVE KRAUSE
    ------------------------------------------
        Steve Krause
        President

Exhibit A - Employee Agreement and Release
Exhibit B - Proprietary Information and Inventions Agreement

AGREED:

/s/ EILEEN GITTINS
----------------------------------------------
    Eileen Gittins

                                   EXHIBIT A

                        EMPLOYMENT AGREEMENT AND RELEASE

     Except as otherwise set forth in this Agreement, I hereby release, acquit and forever discharge the Company, its parents and subsidiaries, and their officers, directors, agents, servants, employees, attorneys, shareholders, successors, assigns and affiliates, of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, arising out of or in any way related to agreements, events, acts or conduct at any time prior to and including the execution date of this Agreement, including but not limited to: all such claims and demands directly or indirectly arising out of or in any way connected with my employment with the Company or the termination of that employment; claims or demands related to salary, bonuses, commissions, stock, stock options, or any other ownership interests in the Company, vacation pay, fringe benefits, expense reimbursements, severance pay, or any other form of compensation; claims pursuant to any federal, state or local law, statute or cause of action including, but not limited to, the federal Civil Rights Act of 1964, as amended; the federal Americans with Disabilities Act of 1990; the federal Age Discrimination in Employment Act of 1967, as amended ("ADEA"); the California Fair Employment and Housing Act, as amended; tort law; contract law; wrongful discharge; discrimination; harassment; fraud; defamation; emotional distress; and breach of the implied covenant of good faith and fair dealing.

     I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under the ADEA, as amended. I also acknowledge that the consideration given for the waiver and release in the preceding paragraph hereof is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (a) my waiver and release do not apply to any rights or claims that may arise after the execution date of this Agreement; (b) I have been advised hereby that I have the right to consult with an attorney prior to executing this Agreement; (c) I have twenty-one (21) days to consider this Agreement (although I may choose to voluntarily execute this Agreement earlier); (d) I have seven
(7) days following the execution of this Agreement by the parties to revoke the Agreement; and (e) this Agreement shall not be effective until the date upon which the revocation period has expired, which shall be the eighth day after this Agreement is executed by me, provided that the Company has also executed this Agreement by that date ("Effective Date").

     In giving this release, which includes claims which may be unknown to me at present, I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor." I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any claims I may have against the Company.

                                    By: /s/ EILEEN GITTINS
                                        ------------------------------------
                                            Eileen Gittins

                                    Date: 1/7/2000
                                          ----------------------------------

                                  EXHIBIT B

              PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT

                                  EXHIBIT C

                               PROMISSORY NOTE

$46,000.00                                                     February 16, 2000

     For Value Received, Eileen Gittins ("Payor") hereby unconditionally promises to pay to the order of Personify Incorporated, a California corporation (the "Company"), at 425 Battery Street, Suite 450B, San Francisco, CA 94111, or at such other place as the holder hereof may designate in writing, in lawful money of the United States of America and in immediately available funds, the principal sum of Forty Six Thousand Dollars ($46,000.00), at the rate of 6.2% per annum, or the maximum rate permissible by law (which under the laws of the State of California shall be deemed to be the laws relating to permissible rates of interest on commercial loans), whichever is less. This Note shall be subject to the following additional terms and conditions:

1. The outstanding principal amount and all accrued but unpaid interest hereunder shall be due and payable in full upon the earlier to occur of (i) February 16, 2003; or (ii) the date of the first sale or exchange of any shares of stock of the Company obtained by Payor by purchase from the Company.

2. Interest shall be payable annually in arrears and shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

3. If the undersigned fails to pay any of the principal and accrued interest when due, the Company, at its sole option, shall have the right to accelerate this Note, in which event the entire principal balance and all accrued interest shall become immediately due and payable, and immediately collectible by the Company pursuant to applicable law.

4. This Note may be prepaid at any time without penalty. All money paid toward the satisfaction of this Note shall be applied first to the payment of interest as required hereunder and then to the retirement of the principal.

5. The undersigned hereby represents and agrees that the amounts due under this Note are not consumer debt, and are not incurred primarily for personal, family or household purposes, but are for business and commercial purposes only.

6. The undersigned hereby waives presentment, protest and notice of protest, demand for payment, notice of dishonor and all other notices or demands in connection with the delivery, acceptance, performance, default or endorsement of this Note.

7. The holder hereof shall be entitled to recover, and the undersigned agrees to pay when incurred, all costs and expenses of collection of this Note, including without limitation, reasonable attorneys' fees.

8. This Note shall be governed by, and construed, enforced and interpreted in accordance with, the laws of the State of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

                                             /s/ Eileen Gittins
                                             ------------------------------
                                             Eileen Gittins

                                             Address: 89 Milland Drive
                                                      Mill Valley, CA 94941

                             NOTICE OF EXERCISE


Personify Incorporated
425 Battery Street, Suite 450B
San Francisco, California 94111                         Date of Exercise: 1/7/00
                                                                          ------

Ladies and Gentlemen:

     This constitutes notice under my stock option that I elect to purchase the number of shares for the price set forth below.

     Type of option (check one):      Incentive [X]        Nonstatutory [_]

     Stock option dated:              7/1/98
                                      --------------
     Number of shares as
     to which option is
     exercised:                       292,800
                                      --------------
     Certificates to be
     issued in name of:               Eileen Hicken Gittins
                                      --------------

     Total exercise price:            $36,600.00
                                      --------------
     Cash payment delivered
     herewith:                        $
                                      --------------
     Promissory note delivered
     herewith:                        $
                                      --------------

     By this exercise, I agree (i) to provide such additional documents as you may require pursuant to the terms of the 1998 Equity Incentive Plan, (ii) to provide for the payment by me to you (in the manner designated by you) of your withholding obligation, if any, relating to the exercise of this option, and
(iii) if this exercise relates to an incentive stock option, to notify you in writing within fifteen (15) days after the date of any disposition of any of the shares of Common Stock issued upon exercise of this option that occurs within two (2) years after the date of grant of this option or within one (1) year after such shares of Common Stock are issued upon exercise of this option.

     I hereby make the following certifications and representations with respect to the number of shares of Common Stock of the Company listed above (the "Shares"), which are being acquired by me for my own account upon exercise of the Option as set forth above:

     I acknowledge that the Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and are deemed to constitute "restricted securities" under

                                      1.

Rule 701 and "control securities" under Rule 144 promulgated under the Securities Act. I warrant and represent to the Company that I have no present intention of distributing or selling said Shares, except as permitted under the Securities Act and any applicable state securities laws.

     I further acknowledge that I will not be able to resell the Shares for at least ninety days (90) after the stock of the Company becomes publicly traded (i.e., subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934) under Rule 701 and that more restrictive conditions apply to affiliates of the Company under Rule 144.

     I further acknowledge that all certificates representing any of the Shares subject to the provisions of the Option shall have endorsed thereon appropriate legends reflecting the foregoing limitations, as well as any legends reflecting restrictions pursuant to the Company's Articles of Incorporation, Bylaws and/or applicable securities laws.

     By exercising your option you agree that the Company (or a representative of the underwriters) may, in connection with The first underwritten registration of the offering of any securities of the Company under the Securities Act, require that you not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any shares of Common Stock or other securities of the Company held by you, for a period of time specified by the underwriter(s) (not to exceed one hundred eighty (180) days) following the effective date of the registration statement of the Company filed under the Securities Act. You further agree to execute and deliver such other agreements as may be reasonably requested by the Company and/or the underwriter(s) which are consistent with the foregoing or which are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to your Common Stock until the end of such period.

                                    Very truly yours,

                                    /s/ EILEEN GITTINS
                                    ---------------------------------

                                      2.

                              NOTICE OF EXERCISE

Personify Incorporated
425 Battery Street, Suite 450B
San Francisco, California 94111                         Date of Exercise: 1/7/00
                                                                          ------

Ladies and Gentlemen:

     This constitutes notice under my stock option that I elect to purchase the number of shares for the price set forth below.

     Type of option (check one):      Incentive [X]        Nonstatutory [_]

     Stock option dated:              12/4/97
                                      --------------
     Number of shares as
     to which option is
     exercised:                       186,891
                                      --------------
     Certificates to be
     issued in name of:               Eileen Hicken Gittins
                                      --------------

     Total exercise price:            $9,344.55
                                      --------------
     Cash payment delivered
     herewith:                        $
                                      --------------
     Promissory note delivered
     herewith:                        $
                                      --------------

     By this exercise, I agree (i) to provide such additional documents as you may require pursuant to the terms of the 1998 Equity Incentive Plan, (ii) to provide for the payment by me to you (in the manner designated by you) of your withholding obligation, if any, relating to the exercise of this option, and
(iii) if this exercise relates to an incentive stock option, to notify you in writing within fifteen (15) days after the date of any disposition of any of the shares of Common Stock issued upon exercise of this option that occurs within two (2) years after the date of grant of this option or within one (1) year after such shares of Common Stock are issued upon exercise of this option.

     I hereby make the following certifications and representations with respect to the number of shares of Common Stock of the Company listed above (the "Shares"), which are being acquired by me for my own account upon exercise of the Option as set forth above:

     I acknowledge that the Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and are deemed to constitute "restricted securities" under

                                      1.

Rule 701 and "control securities" under Rule 144 promulgated under the Securities Act, I warrant and represent to the Company that I have no present intention of distributing or selling said Shares, except as permitted under the Securities Act and any applicable state securities laws.

     I further acknowledge that I will not be able to resell the Shares for at least ninety days (90) after the stock of the Company becomes publicly traded (i.e., subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934) under Rule 701 and that more restrictive conditions apply to affiliates of the Company under Rule 144.

     I further acknowledge that all certificates representing any of the Shares subject to the provisions of the Option shall have endorsed thereon appropriate legends reflecting the foregoing limitations, as well as any legends reflecting restrictions pursuant to the Company's Articles of Incorporation, Bylaws and/or applicable securities laws.

     By exercising your option you agree that the Company (or a representative of the underwriters) may, in connection with the first underwritten registration of the offering of any securities of the Company under the Securities Act, require that you not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any shares of Common Stock or other securities of the Company held by you, for a period of time specified by the underwriter(s) (not to exceed one hundred eighty (180) days) following the effective date of the registration statement of the Company filed under the Securities Act. You further agree to execute and deliver such other agreements as may be reasonably requested by the Company and/or the underwriter(s) which are consistent with the foregoing or which are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to your Common Stock until the end of such period.

                                    Very truly yours,


                                    /s/ EILEEN GITTINS
                                    ---------------------------------

                                      2.

May 10, 2000

Eileen Gittens
86 Midland Drive
Mill Valley, California 94941


          Re: Letter of Agreement to amend Separation Agreement

Dear Ms. Gittens:

This Letter of Agreement will confirm our mutual understanding and desire to amend the Separation Agreement of January 7, 2000, (the "Separation Agreement"), between Eileen Gittens and Personify, Inc., (the "Parties"). The Parties agree as follows:

     1. The purpose of this letter of Agreement is to clarify the intent of the Parties at the time of execution of the Separation Agreement, including all exhibits and attachments.

     2.   The Parties entered into the Separation Agreement on January 7, 2000.
          Section 14 of the Separation Agreement stated that a loan in the amount of $46,000.00, in the form of a Promissory Note, would be offered to Eileen Gittens by Personify.

     3. At the time the Parties entered into and executed the Separation Agreement and the Promissory Note, it was the intent of the Parties that the holder of the Promissory Note should have full recourse against Eileen Gittens with respect to 100% of the principal amount stated in the Promissory Note.

     4. The Parties agree that the holder of the Promissory Note shall have full recourse against Eileen Gittens with respect to 100% of the principal amount stated in the Promissory Note.

     5. This Letter of Agreement is hereby incorporated into the Separation Agreement. The general terms and conditions of the Separation Agreement shall govern this Letter of Agreement.

Acknowledged and accepted by:

   Eileen Gittens                       Personify, Inc.

   /s/ Eileen Gittens                   By ________________________
   ----------------------               Name ______________________
   Date 10 MAY 2000                     Date ______________________
        -----------------